Exhibit 3.5
REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
MADISON SQUARE GARDEN, INC.
AND
THE CHARLES F. DOLAN CHILDREN TRUSTS

REGISTRATION RIGHTS AGREEMENT
          Registration Rights Agreement (this “Agreement”) dated as of January 13, 2010 (but effective as provided in Section 10(l)), by and among Madison Square Garden, Inc., a Delaware corporation (the “Company”), the Charles F. Dolan Children Trusts, created under an Agreement dated December 22, 2009, between Kathleen M. Dolan, Paul J. Dolan, Matthew J. Dolan and Mary S. Dolan, as Grantors and Trustees (the “Children Trusts”), and the Qualifying Creditors, if any, who have agreed in writing to become bound by this Agreement. Certain capitalized terms used in this Agreement are defined in Annex A hereto.
WITNESSETH:
          WHEREAS, as of the date of this Agreement, the Children Trusts own shares of Cablevision NY Group Class B Common Stock, par value $.01 per share (“Cablevision Class B Common Stock”), and shares of Cablevision NY Group Class A Common Stock, par value $.01 per share (“Cablevision Class A Common Stock”);
          WHEREAS, Cablevision Systems Company (“CSCo”) was party to a Registration Rights Agreement (the “Cablevision Registration Rights Agreement”), dated as of January 27, 1986, with CSC Holdings Inc., a Delaware corporation (“CSC Holdings”), as amended on May 31, 1989, and the Children Trusts have certain registration rights under that agreement with respect to shares of Cablevision Class A Common Stock as provided in the Cablevision Registration Rights Agreement;
          WHEREAS, Cablevision intends to distribute (the “Distribution”) to the holders of Cablevision Class A Common Stock all of the outstanding shares of the Company’s Class A Common Stock, $.01 par value (the “Class A Common Stock”), and to the holders of Cablevision Class B Common Stock all of the outstanding shares of the Company’s Class B Common Stock, $.01 par value (the “Class B Common Stock”); and
          WHEREAS, the Company and the Children Trusts wish to provide for benefits and restrictions applicable to the Shares owned by the Children Trust Holders following the Distribution, all as provided herein.
          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:
          1. Conversion of Class B Common Stock into Class A Common Stock.
          (a) Transfers Requiring Conversion. Subject to Section 1(b), (i) each Children Trust agrees that if at any time or from time to time it desires to sell, transfer or otherwise dispose of, directly or indirectly (including, without limitation, any transfer or issuance of equity or beneficial interests in an entity that is a Children Trust Holder) (a “Transfer”), any or all of its shares of Class B Common Stock and (ii) each other Children Trust Holder agrees that if at any time or from time to time it desires to Transfer any or all of its CSCo Shares, such Children Trust or Children Trust Holder, as the case may be, shall convert such shares of Class B Common Stock into shares of Class A Common Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company immediately prior to such Transfer. Subject to Section 1(b), the Company shall be under no obligation to record the Transfer on its books of such shares of Class B Common Stock until they have been converted into Class A Common Stock.
          (b) Permissible Transfers Without Conversion. The provisions of subparagraph (a) of this Section 1 are inapplicable to (i) any Transfer of shares of Class B Common Stock (including any Transfer of equity or beneficial interests in an entity that is a Children Trust Holder) to Dolan, his spouse, any person related to Dolan by reason of being his ancestor or descendent (natural or adopted), any Acceptable Marital Trust, any entity (whether a corporation, partnership, limited liability company, trust or other entity of any kind) all of the equity or beneficial interests in which are owned or held by any of the foregoing persons, or any person (whether or not such person is one of the foregoing persons) who is a trustee for, or is acting on behalf of, any of such foregoing persons, and (ii) any bona fide pledge or similar perfected security interest relating to any interest in any of the foregoing persons (an “Indirect Pledge”) or to Collateral Stock, in either case for the benefit of any Creditor; provided, however, that the Transfer shall not be permissible and shall be void for all purposes unless (x) in the case of a Transfer referred to in clause (i) the transferee executes a joinder agreement in the form attached hereto as Exhibit A (it being understood that, if such transferee is also a successor to a Children Trust, neither the obligation to execute, nor the execution of, such a joinder agreement shall limit the effect of the first sentence of Section 10(d)), and (y) in the case of a Transfer referred to in clause (ii), (A) such shares of Collateral Stock or, in the case of an Indirect Pledge, such interests in such other person remain registered solely in the name of one or more Children Trust Holders, and (B) any such Creditor agrees with the

Company in a writing reasonably acceptable to the Company not to foreclose on, or otherwise make use of or exercise remedies with respect to, or effect any Transfer of, the Collateral Stock or, in the case of an Indirect Pledge, such interests, without prior conversion of the shares of Collateral Stock or, in the case of an Indirect Pledge, the shares of Class B Common Stock owned by the person the interests in which are the subject of the Indirect Pledge into shares of Class A Common Stock in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company, and provided further that the last sentence of paragraph (a) of this Section 1 shall remain applicable to any shares of Class B Common Stock that are the subject of a Transfer, including any pledge or the creation of any security interest, pursuant to this Section 1(b).
          (c) Legends. All certificates representing shares of Class B Common Stock that are covered by this Agreement shall have endorsed thereon a legend which shall read substantially as follows:
“The shares represented by this certificate are held subject to the terms of a certain Registration Rights Agreement, dated January 13, 2010, by and among Madison Square Garden, Inc. and the Dolan Children Trusts, as amended from time to time, a copy of which is on file with the Secretary of Madison Square Garden, Inc., and such shares may not be sold, transferred or otherwise disposed of, directly or indirectly, except in accordance with the terms of such Registration Rights Agreement.”
          2. Demand Registration by the Children Trust Parties of the Shares.
          (a) Demand Registration. One or more of the Children Trust Parties may request in writing, with the prior written consent (the “Dolan Consent”) of (i) Dolan, (ii) if Dolan is deceased or disabled, of his widow or (iii) if both Dolan and his wife are deceased or disabled, the Dolan Family Committee, that the Company file a registration statement on an appropriate form for the general registration of securities under the Securities Act, and include therein such number of the Shares owned by such Children Trust Party as such person may specify in its written request; provided, however, that (x) the Company shall not be required to file a registration statement pursuant to this Section 2 if (A) the Shares requested to be so registered do not, in the case of a Children Trust Holder, together with any Shares timely requested to be registered by other Children Trust Holders and Other Holders pursuant to the third-to-last sentence of this Section 2(a), have an aggregate Market Price exceeding the Rule 144 Threshold as of the Trading Day immediately preceding the expiration of the applicable Notice Period under such sentence or, in the case of a Qualifying Creditor, do not have an aggregate Market Price exceeding the Rule 144 Threshold as of the Trading Day immediately preceding the date on which the request for registration is received by the Company, or (B) the Company delivers to each Children Trust Party requesting registration under this Section 2 an opinion of counsel to the Company (such opinion and such counsel to be reasonably acceptable to each such Children Trust Party, it being agreed that the Company’s regular outside securities counsel shall be deemed to be reasonably acceptable counsel for this purpose) to the effect that the Shares proposed to be registered by such person may be offered and sold by such person to the public in the United States together with the Shares requested to be registered by all other Children Trust Parties and Other Holders (I) without registration pursuant to an effective registration statement under the Securities Act and (II) within the volume limitations under Rule 144(e) promulgated under the Securities Act (or any successor rule or regulation) whether or not such volume limitations are then applicable, (y) subject to the next sentence, after the death of both

Dolan and his spouse, the Children Trust Holders shall in the aggregate have the right on only four occasions to require the Company to file a registration statement pursuant to this Section 2, and (z) subject to the next sentence, a Qualifying Creditor may require registration only following the exercise of its remedies under a security agreement with a Children Trust Holder and for the purpose of Transferring Shares pursuant thereto and each Qualifying Creditor may only require one registration hereunder. The total number of demand registrations under clauses (y) and (z) of the immediately preceding sentence and under the corresponding provisions of the Dolan Registration Rights Agreement shall not exceed four. Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that the Dolan Consent may be granted by the person or entity then entitled to grant such consent with respect to a Qualifying Creditor at the time the pledge or similar security arrangement applicable to such Qualifying Creditor is created, and that such consent will thereafter constitute an irrevocable Dolan Consent for any future request by such Qualifying Creditor for a registration under this Section 2, whether or not the person or entity that granted such Dolan Consent is the person or entity otherwise entitled to grant Dolan Consents at the time such request is actually exercised. All requests made pursuant to this paragraph shall specify the aggregate number of Shares to be registered and the intended methods of disposition thereof, which methods may include an underwritten public offering. Upon receipt of a writ ten request for registration from a Children Trust Holder pursuant to the preceding sentences, the Company shall promptly give written notice of the proposed registration to each such other Children Trust Holder and each Other Holder and provide each such other holder with the opportunity to join in such request by written notice to the Company specifying the aggregate number of Shares to be registered by such holder within 20 days from the date of the Company’s written notice (such period is referred to as the “Notice Period”). Subject to Section 2(c) of this Agreement, the Company will use its reasonable best efforts to ensure that each registration statement required to be filed pursuant to this Section 2 shall be filed with the Securities and Exchange Commission (the “Commission”) as promptly as reasonably practicable, but not later than 45 days after receipt of such request by the Company, and the Company shall use its reasonable best efforts to cause such registration statement to be declared effective by the Commission as promptly thereafter as practicable; provided, however, that the Company shall not be required to maintain such effectiveness for more than 90 days. Notwithstanding the Company’s rights to effect a Suspension of Filing or Suspension of Effectiveness in Section 2(c), the Children Trust Parties that made the registration request under this Section 2(a) shall have the right to withdraw any such request, and such withdrawn request shall not count as a demand registration under clause (y) or (z) of this Section 2(a) or the corresponding provisions under the Dolan Registration Rights Agreement, if (1) the registration statement required to be filed pursuant to this Section 2 is not filed with the Commission by the date that is 45 days after such request is received by the Company and has not at the time of such withdrawal been filed with the Commission, or is not declared effective by the date that is 90 days after the date such registration statement is filed with the Commission and has not at the time of such withdrawal been declared effective, and (2) in either case, such Children Trust Parties notify the Company of the withdrawal of such request no later than 10 days after such 45th or 90th day, as the case may be.

          (b) Concurrent Primary Offering. Anything in this Section 2 to the contrary notwithstanding, if the Company at the time of receipt of a request for registration pursuant to this Section 2 has a bona fide intent and plan to file a registration statement (other than on Form S-4 or S-8 or any successor forms) covering a primary offering by the Company of its Common Equity Securities, the Company, by notice to the applicable Children Trust Parties, may delay the filing (but not the preparation) of the requested registration statement for a period ending on the earlier of (i) 60 days after the closing of such offering or (ii) 120 days after receipt of the request for registration; and, provided, further, if the Company either abandons its plan to file such registration statement or does not file the same within 75 days after receipt of such request, the Company shall promptly thereafter file the requested registration statement. The Company may not, pursuant to the immediately preceding sentence, delay the filing of a requested registration statement more than once during any two-year period.
          (c) Suspension of Offering. Upon notice by the Company to any Children Trust Party which has requested registration under this Section 2 that a negotiation or consummation of a transaction by the Company or any of its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require disclosure in the registration statement for the requested registration and such disclosure would, in the good faith judgment of the board of directors of the Company, be materially adverse to the business interests of the Company, and the nondisclosure of which in the registration statement would reasonably be expected to cause the registration statement to fail to comply with applicable disclosure requirements (a “Materiality Notice”), the Company may delay the filing (but not the preparation) of such registration statement (a “Suspension of Filing”). Upon the delivery of a Materiality Notice by the Company pursuant to the preceding sentence at any time when a registration statement has been filed but not declared effective, the Company may delay seeking the effectiveness of such registration statement (a “Suspension of Effectiveness”), and each Children Trust Party named therein shall immediately discontinue any offers of Shares under such registration statement until such Children Trust Party receives copies of a supplemented or amended prospectus that corrects such misstatement or omission, or until it is advised in writing by the Company that offers under such registration statement may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in such registration statement. Upon the delivery of a Materiality Notice by the Company pursuant to the first sentence of this Section 2(c) at any time when a registration statement has been filed and declared effective, each Children Trust Party named therein shall immediately discontinue offers and sales of Shares under such registration statement until such Children Trust Party receives copies of a supplemented or amended prospectus that corrects such misstatement or omission and notice that any post-effective amendment has become effective, or until it is advised in writing by the Company that offers under such registration statement may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the registration statement (a “Suspension of Offering;” a Suspension of Filing, a Suspension of Effectiveness and a Suspension of Offering are collectively referred to herein as, “Suspensions”). If so directed by the Company, each Children Trust Party will deliver to the Company all copies (other than permanent file copies then in such Children Trust Party’s possession) of any prospectus covering Shares in the possession of such Children Trust Party or its agents current at the time of receipt of any Materiality Notice. In any 12-month period, the aggregate time of all Suspensions shall not, without the consent of a majority of the Children Trust Holders (by number of Shares held), which consent shall not be unreasonably withheld, exceed 180 days. If interrupted by a Suspension of Offering, any ninety (90) day period in respect of which the Company is required to maintain the effectiveness of a registration statement pursuant to Section 2(a) of this Agreement shall be extended by the number of days during which the Suspension of Offering was in effect. In the event of any Suspension of Offering of more than 30 days in duration prior to which the Children Trust Parties have sold less than 75% of the Shares to be sold in such offering, the Children Trust Parties shall be entitled to withdraw such registration prior to the later of (i) the end of the Suspension of Offering and (ii) three business days after the Company has provided the Dolan Family Parties written notice of the anticipated date on which the Suspension of Offering will end, and, if such registration is withdrawn, the related demand for registration shall not count for the purposes of the limitations set forth under clauses (y) and (z) of Section 2(a) or the comparable provisions under the Dolan Registration Rights Agreement.
          (d) Market Price; Trading Day. For purposes of this Section 2:
          (i) “Market Price” of a share of Class A Common Stock shall mean the weighted average of the closing prices for the Class A Common Stock on each Trading Day (as defined below) in the 30-day period ending on the day prior to the date of determination as reported in the consolidated transaction reporting system of the NASDAQ Global Market or on the comparable reporting system of such other exchange or trading system that is at the time the principal market for the Class A Common Stock.
          (ii) “Trading Day” shall mean any day on which trading takes place on the NASDAQ Global Market or such other exchange or trading system that is at the time the principal market for the Class A Common Stock.
          3. Coordination of PiggyBack Registration Rights.
          Each of the Children Trust Parties hereby acknowledges and consents to the grant by the Company to the Dolan Family Affiliate Holders (as defined in the Dolan Registration Rights Agreement and hereinafter referred to in this Agreement as the “Other Holders”), in the Dolan Registration Rights Agreement, of the right of the Other Holders to include certain of their respective shares of Class A Common Stock in certain registration statements filed pursuant hereto. Each of the Children Trust Parties further acknowledges and agrees that if any offering hereunder is to be underwritten and if the managing underwriter or underwriters of such offering informs such person in writing that the number of shares of Class A Common Stock which the Children Trust Parties, and the Other Holders, as the case may be, intend to include in such offering is sufficiently large so as to affect the offering price of such offering materially and adversely, then the respective number of shares of Class A Common Stock to be offered for the account of each Children Trust Party and each Other Holder, as the case may be, who is participating in such offering shall be reduced pro rata to the extent necessary to reduce the total number of shares of Class A Common Stock to be included in such offering to the number recommended by such managing underwriter. Except for such piggyback registration rights granted to Other Holders, and to any transferee of the shares of Class A Common Stock owned by an Other Holder which may be registered pursuant to the Dolan Registration Rights Agreement, neither the Company nor any of its security holders shall have the right to include any of the Company’s securities in any registration statement filed pursuant hereto.
          4. Piggyback Registration of the Shares.
          If the Company proposes to file a registration statement under the Securities Act with respect to an offering (a) by an Other Holder of its holdings of Class A Common Stock pursuant to the Dolan Registration Rights Agreement, (b) by any other holder of any Common Equity Securities or (c) by the Company for its own account of any Common Equity Securities (other than a registration statement on Form S-4 or S-8, or any successor form or a form filed in connection with an exchange offer or an offering of securities solely to the existing stockholders of the Company), the Company shall give written notice of such proposed filing to each of the Children Trust Holders at least 20 days before the anticipated filing date which shall state whether such registration will be in connection with an underwritten offering and offer such Children Trust Holders the opportunity, subject to obtaining Dolan’s consent, if he is not then deceased or disabled, to include in such registration statement such number of the Shares as such Children Trust Holder may request within three days prior to the anticipated filing date. The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit such Children Trust Holders to be included in the registration for such offering and to include such Shares in such offering on the same terms and conditions as the Common Equity Securities included in such offering. If such proposed offering is to be underwritten, then upon request by the managing underwriter or underwriters given to such Children Trust Holders prior to the effective date of the offering, any Children Trust Holder electing to have Shares included in the registration statement shall either enter into underwriting agreements with customary terms and conditions for a secondary offering with such underwriter or underwriters providing for the inclusion of such number of the Shares owned by such Children Trust Holder in such offering on such terms and conditions or, if such Children Trust Holder shall refuse to enter into any such agreement, the Company shall have the right to exclude from such registration all (but not less than all) of the Shares of such Children Trust Holder. Notwithstanding the foregoing, (x) in no event will any Children Trust Holder be required in such underwriting agreement (or in any other agreement in connection with such offering) to (i) make any representations or warranties to or agreements with the underwriters other than representations, warranties or agreements customarily made by selling securityholders in underwritten secondary offerings, (ii) make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such Children Trust Holder, the ownership of such Children Trust Holder’s Common Equity Securities, the authorization, validity and binding effect of transaction documents executed by such Children Trust Holder in connection with such registration and such Children Trust Holder’s intended method or methods of distribution and any other representation required by law; provided that no Children Trust Holder shall be required to make any representation or warranty to any person covered by the indemnity in Section 8(b) other than on a several (and not joint) basis, or (iii) furnish any indemnity to any person which is broader than the indemnity customarily furnished by selling security holders in underwritten offerings;

provided that no Children Trust Holder shall be required to furnish any indemnity broader than the indemnity furnished by such Children Trust Holder in Section 8(b) to any person covered by the indemnity in Section 8(b), and (y) if the managing underwriter or underwriters of such offering informs the Children Trust Holders in writing that the number of Shares which the Children Trust Holders and the number of Shares which the Other Holders intend to include in such offering is sufficiently large so as to affect materially and adversely the success of such offering, the Shares to be offered for the account of the Children Trust Holders and the Other Holders shall first be reduced pro rata to the extent necessary to reduce the total number of shares of Class A Common Stock to be included in such offering to the number recommended by such managing underwriter. In giving effect to the foregoing reduction, the respective number of the Shares to be offered for the account of Children Trust Holders shall be reduced pro rata.
          5. Holdback Agreements.
          (a) Restrictions on Public Sale by Children Trust Parties. To the extent not inconsistent with applicable law, each Children Trust Party agrees not to offer publicly or effect any public sale or distribution of Common Equity Securities, including a sale pursuant to Rule 144 under the Securities Act (or any successor rule or regulation), during the seven days prior to, and during the 90-day period beginning on, the effective date of any registration statement filed by the Company pursuant to which any such shares or securities are being registered (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

          (b) Restrictions on Public Sale by the Company and Others. The Company agrees (i) that during the seven days prior to, and during the 90-day period beginning on, the effective date of any registration statement filed at the request of a Children Trust Party pursuant hereto, the Company will not offer publicly or effect any public sale or distribution of Common Equity Securities (other than any such sale or distribution of such securities in connection with any merger or consolidation of the Company or any subsidiary with, or the acquisition by the Company or a subsidiary of the capital stock or substantially all of the assets of, any other person or any offer or sale of such securities pursuant to a registration statement on Form S-8), and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed Common Equity Securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 (or any successor rule or regulation) under the Securities Act (except as part of any such registration, if permitted).
          6. Registration Procedures.
          In connection with any registration of the Shares owned by a Children Trust Party contemplated hereby, the Company will as expeditiously as possible:
          (a) Furnish to such Children Trust Party, prior to filing a registration statement, copies of such registration statement as proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents in such quantities as such Children Trust Party may reasonably request from time to time in order to facilitate the disposition of the Shares.
          (b) Use its reasonable best efforts to register or qualify the Shares being registered as contemplated hereby (the “Registered Class A”) under such other securities or blue sky laws of such jurisdictions as such Children Trust Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Children Trust Party to consummate the disposition in such jurisdictions of the Registered Class A; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.
          (c) Use its reasonable best efforts to cause the Registered Class A to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable such Children Trust Party to consummate the disposition of such Registered Class A.
          (d) Notify such Children Trust Party at any time, (i) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registered Class A for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (iv) when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, except as otherwise provided in Section 2(c) hereof, the Company will, as expeditiously as practicable, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registered Class A, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
          (e) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registered Class A for sale in any jurisdiction at the earliest date reasonably practical.
          (f) Cause all such Registered Class A to be listed on the NASDAQ Global Market or on any other securities exchange on which the Class A Common Stock is then listed, provided that the applicable listing requirements are satisfied.
          (g) Enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably requested by the relevant Children Trust Party in order to expedite or facilitate the disposition of the Registered Class A.
          (h) Make available for inspection by such Children Trust Party, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such Children Trust Party or such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Any Children Trust Party shall use reasonable best efforts, prior to any disclosure by any such Inspector under clause (i) of the preceding sentence, to inform the Company that such disclosure is necessary to avoid or correct a misstatement or omission in the registration statement. Each Children Trust Party further agrees that it will, upon learning that disclosure of Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the expense of the Company, to undertake appropriate action to prevent disclosure of the Records deemed confidential.
          (i) In the event such sale is pursuant to an underwritten offering, use its reasonable best efforts to (i) obtain a comfort letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by such letters as any Children Trust Party reasonably requests and (ii) ensure that (A) the representations, warranties and covenants contained in the applicable underwriting agreement shall expressly be for the benefit of any Children Trust Party participating in such sale, (B) the conditions to closing in said underwriting agreement shall be reasonably satisfactory to such Children Trust Party and (C) to the extent customary, all comfort letters and opinions of counsel contemplated by said underwriting agreements are delivered to such Children Trust Party on the closing date of the offering.
          (j) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and have the registration statement declared effective as soon as practicable after filing.
          The Company may require any Children Trust Party to furnish to the Company such information regarding such Children Trust Party as the Company may from time to time reasonably request in writing, in each case only as required by the Securities Act or the rules and regulations thereunder.
          Each Children Trust Party agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(d) hereof, such Children Trust Party will forthwith discontinue disposition of the Registered Class A pursuant to the registration statement covering such Registered Class A until such Children Trust Party receives the copies of the supplemented or amended prospectus contemplated by Section 6(d) hereof, and, if so directed by the Company, such Children Trust Party will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Children Trust Party’s possession, of the prospectus covering such Registered Class A current at the time of receipt of such notice. If interrupted by receipt of any such notice pursuant to Section 6(d), any 90 day period in respect of which the Company is required to maintain the effectiveness of a registration statement pursuant to Section 2(a) shall be extended by the number of days during which the interruption was in effect.
          7. Registration Expenses.
          Other than in the case of (a) a registration at the request of a Qualifying Creditor or (b) a demand registration under Section 2(a)(iii) after the second such registration (each registration referred to in clause (a) or (b), a “Designated Registration”), all expenses incident to the performance of or compliance with this Agreement by the Company, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registered Class A), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the Registered Class A on the NASDAQ Global Market or any other securities exchange on which such Class A Common Stock is then listed, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, the fees and expenses of other persons retained by the Company, including transfer agents, trustees, depositories and registrars (all such expenses being herein called “Registration Expenses”), will be borne by the

Company. In the case of a Designated Registration, all Registration Expenses other than internal expenses of the Company and securities acts liability insurance obtained by the Company at its election, shall be borne by the Qualifying Creditor or the Children Trust Holders participating in the offering, as the case may be. The Company will not have any responsibility for any of the expenses of any Children Trust Party incurred in connection with any registration statement hereunder, including, without limitation, underwriting discounts or commissions attributable to the sale of Registered Class A and fees and expenses of counsel for such Children Trust Party.
          8. Indemnification; Contribution.
          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, (i) each Children Trust Party, (ii) the directors, officers, partners, employees, agents, beneficiaries, trustees, members and affiliates of each Children Trust Party, and the directors, officers, partners, employees and agents of each such affiliate, and (iii) each person who controls any of the foregoing (within the meaning of the Securities Act and the Exchange Act), and any investment adviser thereof, against any and all losses, claims, damages, liabilities, expenses (or actions or proceedings in respect thereof) or costs (including, without limitation, costs of investigation and reasonable attorneys’ fees and disbursements incurred by any such indemnified person in connection with enforcing its rights hereunder preparing, pursuing or defending any such loss, claim, damage, liability, expense, action or proceeding), including any of the foregoing incurred in settlement of any litigation commenced or threatened (collectively, “Losses”), joint or several, based upon or arising out of (x) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, preliminary prospectus, summary prospectus or amendment or supplement thereto, (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or (z) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with such registration, and the Company will reimburse each such indemnified party for any such Loss, except in each case insofar as any such Loss arises out of or is based upon an untrue statement or omission made in any such registration statement, prospectus, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or a violation of law or regulation in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof, it being understood that the information to be furnished to the Company for use in the preparation of any such document shall be limited only to the information specifically referenced in the penultimate sentence of Section 8(b). Such indemnity shall remain in full force and effect regardless of any investigation made by such indemnified person and shall survive the Transfer of any Shares by any such indemnified person. The indemnity in this Section 8(a) shall not apply to Losses incurred by a person other than in his or her capacity as a selling security holder. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of each Children Trust Party.

          (b) Indemnification by Children Trust Parties. In connection with any registration statement contemplated hereby, each Children Trust Party participating in any offer or sale pursuant to such registration statement will furnish to the Company in writing such information with respect to such Children Trust Party as the Company reasonably requests for use in connection with any such registration statement, prospectus, preliminary prospectus, summary prospectus or amendment or supplement thereto and agrees to indemnify and hold harmless, severally, and not jointly, to the fullest extent permitted by law, the Company, its directors, officers, employees, agents and affiliates and the directors, officers, partners, employees and agents of each such affiliate and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any Losses insofar as such Losses arise out of or are based upon (i) an untrue or alleged untrue statement of a material fact contained in any such registration statement, prospectus, preliminary prospectus, summary prospectus or amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, that such untrue statement or omission is contained in or omitted from any information with respect to such Children Trust Party so furnished in writing by such Children Trust Party expressly for use in the preparation of such registration statement, prospectus, preliminary prospectus, summary prospectus or amendment or supplement thereto, as the case may be, or (ii) any violation by such Children Trust Party of any federal, state or common law rule or regulation applicable to such Children Trust Party in connection with such registration. It is understood that the information to be furnished by a Children Trust Party to the Company for use in the preparation of any such document shall be limited only to information regarding such Children Trust Party, the ownership of such Children Trust Party’s Common Equity Securities, such Children Trust Party’s intended method or methods of distribution and any other information required by law. The liability of a Children Trust Party under this Section 8(b) shall not exceed the amount of net proceeds received by such Children Trust Party (net of underwriting discounts borne by such Children Trust Party) from the sale of the Shares in the offering that is the subject of an indemnity claim under this Section 8(b).
          (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnified party of its obligations under this Section 8, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. Unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, the indemnified party shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party will be subject to any liability for any settlement made without its consent. No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of the applicable indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
          (d) Indemnification Payments. Any indemnification required to be made by an indemnifying party pursuant to this Section 8 shall be made by periodic payments to the indemnified party during the course of the action or proceeding, as and when bills are received by such indemnifying party with respect to indemnifiable Losses incurred by such indemnified party.
          (e) Contribution. If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses or is insufficient to hold harmless an indemnified party from all Losses covered thereby, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          Notwithstanding anything else contained herein, (i) no party shall be liable for contribution under this Section 8(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this Section 8 if such indemnification were enforceable under applicable law and (ii) no Children Trust Party (or related indemnified party) shall be required to contribute any amount in excess of the amount by which net the proceeds received by such Children Trust Party (net of underwriting discounts borne by such Children Trust Party) from the sale of Shares in the offering that is the subject of the claim for contribution exceeds the amount of any damages which such Children Trust Party (or related indemnified party) would have been required to pay by reason of the indemnity under this Section 8 if such indemnification was enforceable under applicable law.
          If indemnification is available under this Section 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 8(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 8(e).
          9. Participation in Underwritten Registrations. A Children Trust Party may not participate in any underwritten registration hereunder or under the Dolan Registration Rights Agreement or otherwise unless such Children Trust Party (a) agrees to sell the Shares on the basis provided in any underwriting arrangements with customary terms and conditions for a secondary offering approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, provided that none of the foregoing shall in any way limit the obligations of the Company under Section 8.
          10. Miscellaneous.
          (a) Specific Performance. The Company and each Children Trust Party acknowledge that it will be impossible to measure in money the damage to the Company if such Children Trust Party fails to comply with any of the obligations imposed by Section 1 of this Agreement, that every such obligation therein is material and that, in the event of any such failure, the Company will not have an adequate remedy at law or in damages. Accordingly, each Children Trust Party consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of the Company without bond or other security, to compel performance by such Children Trust Party of all the terms of Section 1 hereof, and waives any defenses of (i) failure of consideration, (ii) breach of any other provision of this Agreement and (iii) availability of relief in damages.
          (b) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Children Trust Parties in this Agreement.
          (c) Amendments. This Agreement may not be amended, modified or altered except by a writing duly signed by the party against which such amendment or modification is sought to be enforced.
          (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Children Trust Parties and the respective successors and permitted assigns of the Company and the Children Trust Parties. This Agreement may not be assigned by either the Company or a Children Trust Party without the prior written consent of the other party hereto. The Company shall assign its rights and obligations hereunder to any entity that succeeds to all or substantially all of its assets, by merger or otherwise, including to any holding company that may be formed to be the parent of the Company, if such entity becomes the issuer of the securities then owned by the Children Trust Holders.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
          (f) Headings. The headings in this Agreement are for reference purposes only and shall not constitute a part hereof.
          (g) Construction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without giving any effect to principles of conflicts of laws.
          (h) Notices. Any notice required or desired to be delivered hereunder shall be (i) in writing, (ii) delivered by personal delivery, sent by commercial delivery service or certified mail, return receipt requested, or by facsimile or electronic mail, (iii) deemed to have been given on the date of personal delivery, the date set forth in the records of the delivery service or return receipt, or in the case of facsimile or electronic mail, upon dispatch, and (iv) addressed as designated on Schedule 1 hereto (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof), with copies as designated on Schedule 1 hereto.
          (i) Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.
          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.
          (k) Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.
          (l) Effectiveness. This Agreement shall become effective on February 9, 2010, or if the Distribution is not consummated on that date, then it shall become effective on the date on which the Distribution is consummated, in each case without any further action of any of the parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

MADISON SQUARE GARDEN, INC.

By:	/s/ Robert M. Pollichino

Name: Robert M. Pollichino
Title: Executive Vice President and Chief Financial Officer

KATHLEEN M. DOLAN

/s/ Kathleen M. Dolan

As a Trustee of the Charles F. Dolan Children Trusts FBO Kathleen M. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Patrick F. Dolan, Thomas C. Dolan and James L. Dolan

PAUL J. DOLAN

/s/ Paul J. Dolan

As a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan

MATTHEW DOLAN

/s/ Matthew Dolan

As a Trustee of the Charles F. Dolan Children Trust FBO Marianne Dolan Weber and the Charles F. Dolan Children Trust FBO Thomas C. Dolan

MARY S. DOLAN

/s/ Mary S. Dolan

As a Trustee of the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney and the Charles F. Dolan Children Trust FBO Patrick F. Dolan
[Signature Page to CSCo Registration Rights Agreement (MSG)]

Definitions:
          “Acceptable Marital Trust” means a marital trust the income of which is for the benefit of any spouse of any descendant of Dolan and the principal of which (including all shares of Class B Common Stock held by such trust) is for the sole benefit of any descendant of Dolan.
          “Cablevision” means Cablevision Systems Corporation, a Delaware corporation.
          “Cablevision Class A Common Stock” has the meaning ascribed thereto in the Recitals.
          “Cablevision Class B Common Stock” has the meaning ascribed thereto in the Recitals.
          “Cablevision Registration Rights Agreement” has the meaning ascribed thereto in the Recitals.
          “Children Trust Holders” means the Children Trusts and any transferee of shares of Class B Common Stock pursuant to clause (i) of Section 1(b).
          “Children Trust Parties” means all Children Trust Holders and any Qualifying Creditor.
          “Children Trusts” has the meaning ascribed thereto in the Recitals.
          “Class A Common Stock” has the meaning ascribed thereto in the Recitals.
          “Class B Common Stock” has the meaning ascribed thereto in the Recitals.
          “Collateral Stock” means shares of Class B Common Stock that are the subject of a bona fide pledge or similar perfected security interest.
          “Commission” has the meaning ascribed thereto in Section 2(a) hereof.
          “Common Equity Securities” means shares of any class of common stock, or any securities convertible into or exchangeable or exercisable for shares of any class of common stock of the Company.
          “Company” has the meaning ascribed thereto in the Recitals.
          “Creditor” means any financial institution approved by the Company, such approval not to be unreasonably withheld.

          “CSC Holdings” has the meaning ascribed thereto in the Recitals.
          “CSCo” has the meaning ascribed thereto in the Recitals.
          “CSCo Shares” means shares of Class B Common Stock issued in the Distribution in respect of shares of Cablevision Class B Common Stock that were owned at any time by CSCo, CFD Joint Venture or MAC TRUST GROUP or issued by Cablevision in respect of any such shares as a result of any stock split, stock dividend or other recapitalization, and any shares of Class B Common Stock issued by the Company in respect of such shares issued in the Distribution as a result of any stock split, stock dividend or other recapitalization.
          “Designated Registration” shall have the meaning ascribed thereto in Section 7 hereof.
          “Distribution” has the meaning ascribed thereto in the Recitals.
          “Dolan” means Charles F. Dolan; such term does not include Mr. Dolan’s legal representatives or his estate.
          “Dolan Consent” has the meaning ascribed thereto in Section 2(a) hereof.
          “Dolan Family Committee” means the Dolan Family Committee established pursuant to the MSG Stockholders Agreement, dated as of January 13, 2010, by and among each of the holders of the Class B Common Stock, as the same may be amended, modified or amended and restated from time to time.
          “Dolan Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, between the Company, Charles F. Dolan, Helen A. Dolan, the Charles F. Dolan 2009 Family Trusts, the Charles F. Dolan 2009 Revocable Trust, the Charles F. Dolan 2008 Grantor Retained Annuity Trust #2, the Charles F. Dolan 2009 Grantor Retained Annuity Trust #1, the Charles F. Dolan 2009 Grantor Retained Annuity Trust #2, the Charles F. Dolan 2009 Grantor Retained Annuity Trust #3, the Charles F. Dolan 2010 Grantor Retained Annuity Trust #1, the Helen A. Dolan 2009 Revocable Trust, the Helen A. Dolan 2009 Grantor Retained Annuity Trust #1, the Helen A. Dolan 2009 Grantor Retained Annuity Trust #2, the Helen A. Dolan 2010 Grantor Retained Annuity Trust #1 and the other parties thereto.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Inspectors” has the meaning ascribed thereto in Section 6(g) hereof.
          “Losses” has the meaning ascribed thereto in Section 8(a) hereof.
          “Market Price” has the meaning ascribed thereto in Section 2(d) hereof.

          “Materiality Notice” has the meaning ascribed thereto in Section 2(c) hereof.
          “Other Holders” has the meaning ascribed thereto in Section 3 hereof.
          “Public Offering” has the meaning ascribed thereto in the Recitals.
          “Qualifying Creditor” means a Creditor who has, at the written request of a Children Trust Holder, signed an instrument in form reasonably acceptable to the Company agreeing to be bound by the provisions of this Agreement. Any affiliate of a Qualifying Creditor who owns Collateral Stock shall be deemed to be the same person as the Qualifying Creditor for purposes of Section 2.
          “Records” has the meaning ascribed thereto in Section 6(g) hereof.
          “Registered Class A” has the meaning ascribed thereto in Section 6(b).
          “Registration Expenses” has the meaning ascribed thereto in Section 7 hereof.
          “Rule 144 Threshold” means the product of (a) the maximum number of shares of Class A Common Stock of the Company that could be sold under Rule 144(e)(1) under the Securities Act (or any successor rule or regulation) and (b) the applicable Market Price provided for in this Agreement.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shares” means (i) shares of Class A Common Stock and Class B Common Stock acquired by any Children Trust Holder in the Distribution or pursuant to a Transfer in accordance with Section 1(b), (ii) shares of Class A Common Stock and Class B Common Stock acquired by any Children Trust Holder as a result of any stock split, stock dividend or other recapitalization with respect to any shares of Class A Common Stock and Class B Common Stock acquired by any Children Trust Holder in the Distribution, pursuant to a Transfer in accordance with Section 1(b) or as provided in this clause (ii) and (iii) shares of Class A Common Stock acquired upon conversion of Class B Common Stock acquired in the Distribution, pursuant to a Transfer in accordance with Section 1(b) or as provided in clause (ii).
          “Suspension of Effectiveness” has the meaning ascribed thereto in Section 2(c) hereof.
          “Suspension of Filing” has the meaning ascribed thereto in Section 2(c) hereof.
          “Suspension of Offering” has the meaning ascribed thereto in Section 2(c) hereof.

          “Trading Day” has the meaning ascribed thereto in Section 2(d) hereof.
          “Transfer” has the meaning ascribed thereto in Section 1(a) hereof.

Exhibit A
FORM OF JOINDER
REGISTRATION RIGHTS JOINDER AGREEMENT
     Reference is made to the Registration Rights Agreement, dated January 13, 2010, by and among Madison Square Garden, Inc. and the Charles F. Dolan Children Trusts (as amended from time to time, the “Registration Rights Agreement”).
     In consideration of the benefits to which the undersigned is entitled under the Registration Rights Agreement as a Children Trust Holder (as defined in the Registration Rights Agreement), the undersigned hereby agrees to be bound by the provisions of the Registration Rights Agreement as a Children Trust Holder, including Sections 1(a), 1(b) and 1(c) thereof, but, for the avoidance of doubt, only with respect to its CSCo Shares (as defined in the Registration Rights Agreement).

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